Exhibit 32.1

CERTIFICATIONS

PURSUANT TO 18 U.S.C. 1350

(SECTION 302 OF SARBANES-OXLEY ACT OF 2002)

In connection with this annual report on Form 10-K of eOn Communications Corporation (“Registrant”) I, James W. Hopper, Chief Executive Officer of Registrant , certify, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: October 28, 2011	/S/ JAMES W. HOPPER
James W. Hopper
Chief Executive Officer

In connection with this annual report on Form 10-K of eOn Communications Corporation (“Registrant”) I, Lee M. Bowling, Chief Financial Officer of Registrant, certify, pursuant to 18 U.S.C §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: October 28, 2011	/S/ LEE M. BOWLING
Lee M. Bowling
Chief Financial Officer

These certifications accompany each report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.